Exhibit 99.1

FIRST BANCORP. ANNOUNCES PARTIAL REVERSAL OF DEFERRED TAX ASSET VALUATION ALLOWANCE AND REVISES EARNINGS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2014

SAN JUAN, Puerto Rico – March 12, 2015 – First BanCorp. (the “Corporation”) (NYSE: FBP), the bank holding company for FirstBank Puerto Rico (“FirstBank” or “the Bank”), today announced the reversal of a significant portion of the valuation allowance recorded against the deferred tax assets of its subsidiary bank, FirstBank. The reversal results in the recognition of a one-time income tax benefit in the fourth quarter of 2014 of approximately $302.9 million, or $1.42 per diluted share. The Corporation’s February 2015 earnings release noted the continuing evaluation of FirstBank’s deferred tax asset valuation allowance. The Corporation has now concluded that, as of December 31, 2014, it is more likely than not that FirstBank will generate sufficient taxable income within the applicable net operating loss carry-forward periods to realize a significant portion of its deferred tax assets. This conclusion, and the resulting partial reversal of the deferred tax asset valuation allowance, is based upon consideration of a number of factors, including FirstBank’s (i) completion of a sixth consecutive quarter of profitability and (ii) forecast of future profitability, under several potential scenarios where the Corporation has assigned more weight to its continued profitability than potential future growth which it is planning to achieve. As a result of the partial reversal, the Corporation’s deferred tax asset amounted to $313.0 million as of December 31, 2014, net of a valuation allowance of $204.6 million. As more objective information on the Bank’s planned growth and/or increased profitability becomes available, additional reversals of valuation allowance may be necessary. The ability to recognize the remaining deferred tax assets that continue to be subject to a valuation allowance will be evaluated on a quarterly basis to determine if there are any significant events that would affect FirstBank’s ability to utilize these deferred tax assets.

As a result of this adjustment and the related effect on the deposit insurance premium assessment, the Corporation’s results for the fourth quarter and year ended December 31, 2014 are higher than the results announced on February 5, 2015. As revised, the Corporation’s net income for the fourth quarter of 2014 increased to $330.8 million, or $1.56 per diluted share, compared to the $26.3 million net income, or $0.12 per diluted share, previously announced in the February 5, 2015 earnings release. This result compares to $23.2 million, or $0.11 per diluted share, for the third quarter of 2014 and $14.8 million, or $0.07 per diluted share, for the fourth quarter of 2013. The revised net income for the year ended December 31, 2014 amounted to $392.3 million, or $1.87 per diluted share, compared to the $87.8 million net income, or $0.42 per diluted share, previously announced in the February 5, 2015 earnings release. This result compares to a net loss of $164.5 million, or $0.80 loss per diluted share, for the year ended December 31, 2013.

The revised book value per common share as of December 31, 2014 was $7.68 (the Corporation disclosed book value per share of $6.25 in the February 5, 2015 earnings release) and the revised tangible book value per common share was $7.45 (the Corporation disclosed tangible book value per common share of $6.02 in the February 5, 2015 earnings release). The revised tangible common equity ratio as of December 31, 2014 was 12.51% (the Corporation disclosed book value per share of 10.35% in the February 5, 2015 earnings release).

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: uncertainty about whether the Corporation and FirstBank will be able to continue to fully comply with the written agreement dated June 3, 2010 that the

First BanCorp. Announces Partial Reversal of Deferred Tax Asset Valuation Allowance and

Revises Earnings for the Quarter and Year Ended December 31, 2014 – Page 2 of 5

Corporation entered into with the Federal Reserve Bank of New York (the “New York Fed”) and the consent order dated June 2, 2010 that FirstBank entered into with the Federal Deposit Insurance Corporation (“FDIC”) and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “FDIC Order”) that, among other things, require FirstBank to maintain certain capital levels and reduce its special mention, classified, delinquent, and non-performing assets; the risk of being subject to possible additional regulatory actions; uncertainty as to the availability of certain funding sources, such as retail brokered certificates of deposit (“brokered CDs”); the Corporation’s reliance on brokered CDs and its ability to obtain, on a periodic basis, approval from the FDIC to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the FDIC Order; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s stockholders in the future due to the Corporation’s need to receive approval from the New York Fed or the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to receive dividends from FirstBank, or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the strength or weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which has contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses and may subject the Corporation to further risk from loan defaults and foreclosures; additional adverse changes in general economic conditions in Puerto Rico, the United States (“U.S.”), and the U.S. Virgin Islands (“USVI”) and British Virgin Islands (“BVI”), including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which has reduced and may once again reduce interest margins and impact funding sources, and has affected demand for all of the Corporation’s products and services and reduce the Corporation’s revenues and earnings, and the value of the Corporation’s assets; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; a credit default by the Puerto Rico government or any of its public corporations or other instrumentalities, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico, the current fiscal problems of the Puerto Rico government and recent credit downgrades of the Puerto Rico government’s debt; the risk that any portion of the unrealized losses in the Corporation’s investment portfolio is determined to be other-than-temporary, including unrealized losses on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the USVI and the BVI, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico government, including those determined by the Federal Reserve Board, the New York Fed, the FDIC, government-sponsored housing agencies, and regulators in Puerto Rico, the USVI and the BVI; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions, including the recent acquisition of certain assets, ten branches and related deposits previously owned by Doral Bank; a need to recognize impairments on financial instruments, goodwill, or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Corporation’s businesses, business practices, and cost of operations; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws.

First BanCorp. Announces Partial Reversal of Deferred Tax Asset Valuation Allowance and

Revises Earnings for the Quarter and Year Ended December 31, 2014 – Page 3 of 5

FIRST BANCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (REVISED) (a)

	Quarter Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share information)	2014	2014	2013	2014	2013
Net interest income:
Interest income	$158,293	$156,662	$162,690	$633,949	$645,788
Interest expense	29,141	28,968	30,031	115,876	130,843

Net interest income	129,152	127,694	132,659	518,073	514,945
Provision for loan and lease losses	23,872	26,999	22,969	109,530	243,751

Net interest income after provision for loan and lease losses	105,280	100,695	109,690	408,543	271,194

Non-interest income (loss):
Service charges on deposit accounts	4,155	4,205	4,114	16,709	16,974
Mortgage banking activities	4,472	3,809	3,906	14,685	16,830
Net (loss) gain on investments and impairments	(172)	(245)	—	(126)	(159)
Equity in (loss) earnings of unconsolidated entity	—	—	(5,893)	(7,279)	(16,691)
Impairment of collateral pledged to Lehman	—	—	—	—	(66,574)
Other non-interest income	9,438	8,405	10,358	37,359	34,131

Total non-interest income (loss)	17,893	16,174	12,485	61,348	(15,489)

Non-interest expenses:
Employees’ compensation and benefits	33,854	33,877	31,428	135,422	130,815
Occupancy and equipment	14,763	14,727	15,684	58,290	60,746
Business promotion	4,491	3,925	5,251	16,531	15,977
Professional fees	13,439	12,054	11,619	47,940	49,444
Taxes, other than income taxes	4,482	4,528	4,100	18,089	18,109
Insurance and supervisory fees	7,864	9,493	11,452	39,131	48,470
Net loss on other real estate owned operations	3,655	4,326	13,321	20,596	42,512
Other non-interest expenses	11,171	10,674	13,686	42,254	48,955

Total non-interest expenses	93,719	93,604	106,541	378,253	415,028

Income (loss) before income taxes	29,454	23,265	15,634	91,638	(159,323)
Income tax benefit (expense)	301,324	(64)	(845)	300,649	(5,164)

Net income (loss)	$330,778	$23,201	$14,789	$392,287	$(164,487)

Net income (loss) attributable to common stockholders	$330,778	$23,201	$14,789	$393,946	$(164,487)

Earnings (loss) per common share:
Basic	$1.57	$0.11	$0.07	$1.89	$(0.80)

Diluted	$1.56	$0.11	$0.07	$1.87	$(0.80)

(a)	This statement of income has been revised from that included in the Corporation’s February 5, 2015 earnings release to reflect the $302.9 million partial reversal of the deferred tax assets valuation allowance and the related effect on the deposit insurance premium assessment, which will be discussed in detail in the Corporation’s Annual Report on Form 10-K.

First BanCorp. Announces Partial Reversal of Deferred Tax Asset Valuation Allowance and

Revises Earnings for the Quarter and Year Ended December 31, 2014 – Page 4 of 5

FIRST BANCORP

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (REVISED) (a)

	As of
	December 31,	September 30,	December 31,
(In thousands, except for share information)	2014	2014	2013
ASSETS
Cash and due from banks	$779,147	$953,038	$454,302

Money market investments:
Time deposits with other financial institutions	300	300	300
Other short-term investments	16,661	16,657	201,069

Total money market investments	16,961	16,957	201,369

Investment securities available for sale, at fair value	1,965,666	1,977,137	1,978,282

Other equity securities	25,752	25,752	28,691

Total investment securities	1,991,418	2,002,889	2,006,973

Investment in unconsolidated entity	—	—	7,279

Loans, net of allowance for loan and lease losses of $222,395 (September 30, 2014 - $225,434; December 31, 2013 - $285,858)	9,040,041	9,089,968	9,350,312
Loans held for sale, at lower of cost or market	76,956	80,014	75,969

Total loans, net	9,116,997	9,169,982	9,426,281

Premises and equipment, net	166,926	167,916	166,946
Other real estate owned	124,003	112,803	160,193
Accrued interest receivable on loans and investments	50,796	48,516	54,012
Other assets	481,587	171,179	179,570

Total assets	$12,727,835	$12,643,280	$12,656,925

LIABILITIES
Deposits:
Non-interest-bearing deposits	$900,616	$862,422	$851,212
Interest-bearing deposits	8,583,329	8,840,752	9,028,712

Total deposits	9,483,945	9,703,174	9,879,924

Securities sold under agreements to repurchase	900,000	900,000	900,000
Advances from the Federal Home Loan Bank (FHLB)	325,000	325,000	300,000
Other borrowings	231,959	231,959	231,959
Accounts payable and other liabilities	115,188	158,990	129,184

Total liabilities	11,056,092	11,319,123	11,441,067

STOCKHOLDERS’ EQUITY
Preferred Stock, authorized 50,000,000 shares: issued 22,828,174 shares; outstanding 1,444,146 shares (September 30, 2014 - 1,444,146 shares outstanding; December 31, 2013 - 2,521,872 shares outstanding); aggregate liquidation value of $36,104 (September 30, 2014 - $36,104; December 31, 2013 - $63,047)	36,104	36,104	63,047

Common stock, $0.10 par value, authorized 2,000,000,000 shares; issued, 213,724,749 shares (September 30, 2014 - 213,642,311 shares issued; December 31, 2013 - 207,635,157 shares issued)	21,372	21,364	20,764
Less: Treasury stock (at par value)	(74)	(66)	(57)

Common stock outstanding, 212,984,700 shares outstanding (September 30, 2014 - 212,977,588 shares outstanding; December 31, 2013 - 207,068,978 shares outstanding)	21,298	21,298	20,707

Additional paid-in capital	916,067	915,231	888,161
Retained earnings	716,625	385,847	322,679
Accumulated other comprehensive loss	(18,351)	(34,323)	(78,736)

Total stockholders’ equity	1,671,743	1,324,157	1,215,858

Total liabilities and stockholders’ equity	$12,727,835	$12,643,280	$12,656,925

(a)	This statement of financial condition has been revised from that included in the Corporation’s February 5, 2015 earnings release to reflect the $302.9 million partial reversal of the deferred tax assets valuation allowance and the related effect on the deposit insurance premium assessment, which will be discussed in detail in the Corporation’s Annual Report on Form 10-K.

First BanCorp. Announces Partial Reversal of Deferred Tax Asset Valuation Allowance and

Revises Earnings for the Quarter and Year Ended December 31, 2014 – Page 5 of 5

About First BanCorp.

First BanCorp. is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida, and of FirstBank Insurance Agency. First BanCorp. and FirstBank Puerto Rico operate within U.S. banking laws and regulations. The Corporation operates a total of 153 branches, stand-alone offices, and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Corp., a small loan company; FirstBank Puerto Rico Securities, a broker-dealer subsidiary; and First Management of Puerto Rico, a domestic corporation that holds tax-exempt assets. In the U.S. Virgin Islands, FirstBank operates First Express, a small loan company. First BanCorp’s shares of common stock trade on the New York Stock Exchange under the symbol FBP. Additional information about First BanCorp. may be found at www.firstbankpr.com.

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First BanCorp.

John B. Pelling III

Investor Relations Officer

john.pelling@firstbankpr.com

(305) 577-6000 Ext. 162